UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported:  June 10, 2016

ContraVir Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36856	46-2783806
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, First Floor, Edison, NJ 08837

(Address of Principal Executive Offices)  (Zip Code)

(732) 902-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition

On June 10, 2016, ContraVir Pharmaceuticals, Inc., a Delaware corporation (“ContraVir”), completed its previously announced acquisition of Ciclofilin Pharmaceuticals, Inc., a Delaware corporation (“Ciclofilin”), in accordance with that certain Agreement and Plan of Merger dated May 26, 2016 (the “Merger Agreement”) by and among Ciclofilin, ContraVir,  Ciclofilin Acquisition Corp., a Delaware corporation and wholly owned subsidiary of ContraVir (“Merger Sub”), and Robert Foster, Pharm.D., Ph.D., solely in his capacity as the representative of the stockholders of Ciclofilin.  Pursuant to the Merger Agreement, Merger Sub merged with and into Ciclofilin, with Ciclofilin continuing as the surviving entity and a wholly-owned subsidiary of ContraVir (the “Merger”).

At the closing of the Merger (the “Closing”), ContraVir acquired all of the outstanding equity interests in Ciclofilin for the right to receive future milestone payments, which will be allocated among the holders of Ciclofilin common stock and certain creditors who converted their debt into equity immediately prior to the Closing.  The milestone payments will consist of up to $17 million cash and up to 10% of ContraVir’s issued and outstanding common stock as of the date of Closing and will be paid upon the achievement of certain developmental and/or regulatory milestones related to CPI-431-32, Ciclofilin’s lead development candidate.  The Merger Agreement contains customary representations and warranties and covenants from each of the parties.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to ContraVir’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2016.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Closing, Dr. Foster, 58, was appointed to serve as ContraVir’s Chief Scientific Officer and entered into a three year employment agreement with ContraVir pursuant to which he will receive a base salary of $250,000 per year, an annual target bonus of up to 25% of base compensation and 100,000 incentive stock options, which vest in equal amounts over the next four years on the anniversary of the Closing.  Dr. Foster’s cash compensation is retroactive to June 1, 2016.

Dr. Foster has served as the Chief Executive Officer of Ciclofilin from January 2014 to the present, as Chief Executive Officer and Chief Scientific Officer of Aurinia Pharmaceuticals Inc. (NASDAQ:AUPH / TSX:AUP)  (“Aurinia”) from August 2013 to February 2014, and as Chief Executive Officer of Isotechnika (TSX:ISA) from June 1993 through its merger with Aurinia in August 2013.

The foregoing summary of the employment agreement with Dr. Foster does not purport to be complete and is qualified in its entirety by reference to the employment agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.  Other Events.

On June 13, 2016 the Company issued a press release announcing the Closing and the appointment of Dr. Foster.    A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Exhibits.

(a) Financial statements of businesses acquired.

ContraVir intends to file with the SEC the financial statements relating to the Merger described in Item 2.01 under cover of Form 8-K/A, no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b) Pro forma financial information.

ContraVir intends to furnish pro forma financial information relating to the Merger described in Item 2.01 above under cover of Form 8-K/A with the SEC no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit
No.	Description
10.1	Executive Agreement between ContraVir Pharmaceuticals, Inc. and Robert Foster, Pharm.D., Ph.D.
99.1	Press Release, dated June 13, 2016

Forward-Looking Statements

Some statements in this Current Report on Form 8-K may be forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. ContraVir cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the expected benefits of the merger and the acquisition by ContraVir of Ciclofilin, challenges to intellectual property, the potential achievement of any milestones, competition from other products, difficulties inherent in the research and development process, adverse litigation or government action, and changes to laws and regulations applicable to our industry. Additional information about the economic, competitive, governmental, technological and other factors that may affect ContraVir’s operations is set forth in ContraVir’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on September 25, 2015. ContraVir undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContraVir Pharmaceuticals, Inc.

	By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer

Dated: June 13, 2016

Exhibit Index

Exhibit
No.	Description
10.1	Executive Agreement between ContraVir Pharmaceuticals, Inc. and Robert Foster, Pharm.D., Ph.D.
99.1	Press Release, dated June 13, 2016